FORM OF PLAN UNDER SECTION 18F-3(D)
                    AMENDED AND RESTATED AS OF APRIL __, 2006

Filed pursuant to Item 23(n) of Form N-1A

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                                   SECTION I.
                       FOR THE FUNDS LISTED IN SCHEDULE I
            (THOSE WITH SOME COMBINATION OF CLASSES A, B, C, I AND Y)
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SEPARATE ARRANGEMENTS
Each class of shares will represent interests in the same portfolio of investments of the Fund and be identical except those differences that relate to
(a) the impact of the disproportionate payments made under the Rule 12b-1 plan;
(b) the impact of the disproportionate payments made because of service fees;
(c) the differences in class expenses including transfer agent fees and any other expense determined by the board to be a class expense; and (d) the difference in voting rights on the 12b-1 plan, exchange privileges and class designations. The current classes of shares are as follows:

SALES CHARGES
--------------------------------------------------------------------------------------------------------------
                            EQUITY FUNDS               FIXED INCOME AND               MONEY MARKET FUNDS
                                                       ALTERNATIVE FUNDS
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Class A              5.75% initial sales charge   4.75% initial sales charge           No sales charge.
                        waived or reduced for        waived or reduced for
                         certain purchases.           certain purchases.
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Class B              Contingent deferred sales charge ranging from 5% down to 0% after six years.
--------------------------------------------------------------------------------------------------------------
Class C              Contingent deferred sales charge of 1% on redemptions of shares held for one year or less
--------------------------------------------------------------------------------------------------------------
Class I              No sales charge
--------------------------------------------------------------------------------------------------------------
Class Y              No sales charge
-------------------- -----------------------------------------------------------------------------------------


EXPENSE ALLOCATION PROCEDURES
Ameriprise Financial, Inc. ("Ameriprise Financial"), as the Fund's administrator, on a daily basis shall allocate the income, expenses, and realized and unrealized gains and losses of the Fund on the basis of the relative percentage of net assets of each class of shares, except class specific expenses for service fees, 12b-1 distribution fees, and transfer agent fees which shall be paid directly by the applicable class as follows:

         SERVICE FEE:

                  Class Y:          10 basis points

         12B-1 FEE:
---------------------------------------------------------------------------------------------------------
                                               FIXED INCOME AND ALTERNATIVE        MONEY MARKET FUNDS
                        EQUITY FUNDS                       FUNDS

---------------------------------------------------------------------------------------------------------
Class A                25 basis points                25 basis points                10 basis points
---------------------------------------------------------------------------------------------------------
Class B               100 basis points               100 basis points                85 basis points
---------------------------------------------------------------------------------------------------------
Class C               100 basis points               100 basis points                75 basis points
---------------------------------------------------------------------------------------------------------
Class I                     None                           None                           None
---------------------------------------------------------------------------------------------------------
Class Y                     None                           None                           None
---------------------------------------------------------------------------------------------------------

         TRANSFER AGENT FEE:
         The annual per account fee is as follows:

---------------------------------------------------------------------------------------------------------
                         EQUITY FUNDS          FIXED INCOME AND ALTERNATIVE        MONEY MARKET FUNDS
                                                           FUNDS
---------------------------------------------------------------------------------------------------------
Class A                     $19.50                        $20.50                         $22.00
---------------------------------------------------------------------------------------------------------
Class B                     $20.50                        $21.50                         $23.00
---------------------------------------------------------------------------------------------------------
Class C                     $20.00                        $21.00                         $22.50
---------------------------------------------------------------------------------------------------------
Class I                     $1.00                          $1.00                          $1.00
---------------------------------------------------------------------------------------------------------
Class Y                     $17.50                        $18.50                         $20.00
---------------------------------------------------------------------------------------------------------

         The allocation of transfer agent fees is made as follows:
         FOR CLASSES A, B, C AND Y
         1. A base fee, equal to the per account fee assessed to Class Y, is multiplied times the total number of accounts in the four classes (A, B, C and Y). For example, the base fee for an equity fund is $17.50 times the total number of accounts in the four classes (A, B, C and Y). The total base fee for the four classes (A, B, C and Y) is then allocated between the four classes (A, B, C, and Y) based on the average daily net assets of the respective classes.
         2. For Classes A, B and C, an additional fee, equal to the difference between the per account fee listed in the table above and the base fee, is multiplied times the number of accounts in the class. For example, the additional fee attributable to Class A shares in an equity fund is $2.00 per account ($19.50 minus $17.50) times the number of Class A accounts.
         FOR CLASS I, the fee is $1.00 per account.

Should an expense of a class be waived or reimbursed, Ameriprise Financial first will determine that the waiver or reimbursement will not result in another class subsidizing the class, is fair and equitable to all classes and does not operate to the detriment of another class and then shall monitor the implementation and operation to assure the waiver or reimbursement operates consistent with the determination. The board shall monitor the actions of Ameriprise Financial.

EXCHANGE PRIVILEGES
Shares of a class may be exchanged for shares of the same class of another fund that is part of the RiverSource Funds.

CONVERSION PRIVILEGES-
Class B shares, including a proportionate amount of shares acquired through reinvestment of distributions, will convert into Class A shares in the ninth year of ownership at relative net asset values without the imposition of any fee.

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                                   SECTION II.
        FOR THE FUNDS LISTED IN SCHEDULE II (THOSE WITH CLASSES D AND E)
-------------------------------------------------------------------------------


SEPARATE ARRANGEMENTS
Each class of shares will represent interests in the same portfolio of investments of the Fund and be identical except those differences that relate to
(a) the impact of the disproportionate payments made under the Rule 12b-1 plan;
(b) the impact of the disproportionate payments made because of service fees;
(c) the differences in class expenses including transfer agent fees and any other expense determined by the board to be a class expense; and (d) the difference in voting rights on the 12b-1 plan, exchange privileges and class designations. The current classes of shares are as follows:

         Class D shares
         Class E shares

EXPENSE ALLOCATION PROCEDURES
Ameriprise Financial, as the Fund's administrator, on a daily basis shall allocate the income, expenses, and realized and unrealized gains and losses of the Fund on the basis of the relative percentage of net assets of each class of shares, except class specific expenses for 12b-1 distribution fees and any other class specific fee, which shall be paid directly by the applicable class as follows:

         12B-1 FEE:
         ----------------------------------------------------------------------
         Class D                                   25 basis points
         ----------------------------------------------------------------------
         Class E                                         None
         ----------------------------------------------------------------------

Should an expense of a class be waived or reimbursed, Ameriprise Financial first will determine that the waiver or reimbursement will not result in another class subsidizing the class, is fair and equitable to all classes and does not operate to the detriment of another class and then shall monitor the implementation and operation to assure the waiver or reimbursement operates consistent with the determination. The board shall monitor the actions of Ameriprise Financial.

EXCHANGE PRIVILEGES
Shares of a class may be exchanged for shares of the same class of another fund that is part of the RiverSource Funds.

SCHEDULE I




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                     FUNDS WITH CLASSES A, B, C, I AND/OR Y
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EQUITY FUNDS
------------
RIVERSOURCE DIMENSIONS SERIES, INC.
     RiverSource Disciplined Small Cap Value Fund
     RiverSource Disciplined Small and Mid Cap Equity Fund
RIVERSOURCE EQUITY SERIES, INC.
     RiverSource Mid Cap Growth Fund
RIVERSOURCE GLOBAL SERIES, INC.
     RiverSource Emerging Markets Fund
     RiverSource Global Equity Fund2
     RiverSource Global Technology Fund
RIVERSOURCE INTERNATIONAL SERIES, INC.
     RiverSource Disciplined International Fund
     RiverSource European Equity Fund
     RiverSource International Opportunity Fund
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
     RiverSource International Aggressive Growth Fund
     RiverSource International Equity Fund
     RiverSource International Select Value Fund
     RiverSource International Small Cap Fund
RIVERSOURCE INVESTMENT SERIES, INC.
     RiverSource Balanced Fund2
     RiverSource Diversified Equity Income Fund
     RiverSource Mid Cap Value Fund
RIVERSOURCE LARGE CAP SERIES, INC.
     RiverSource Disciplined Equity Fund
     RiverSource Growth Fund
     RiverSource Large Cap Equity Fund
     RiverSource Large Cap Value Fund
RIVERSOURCE MANAGERS SERIES, INC.
     RiverSource Aggressive Growth Fund
     RiverSource Fundamental Growth Fund
     RiverSource Fundamental Value Fund
     RiverSource Select Value Fund
     RiverSource Small Cap Equity Fund
     RiverSource Small Cap Value Fund
     RiverSource Value Fund
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
      RiverSource Portfolio Builder Aggressive Fund2
      RiverSource Portfolio Builder Moderate Aggressive Fund2
      RiverSource Portfolio Builder Moderate Fund2
      RiverSource Portfolio Builder Total Equity Fund2
      RiverSource Small Company Index Fund1, 2
RIVERSOURCE RETIREMENT SERIES TRUST
     RiverSource Retirement Plus 2010 Fund3
     RiverSource Retirement Plus 2015 Fund3
     RiverSource Retirement Plus 2020 Fund3
     RiverSource Retirement Plus 2025 Fund3
     RiverSource Retirement Plus 2030 Fund3
     RiverSource Retirement Plus 2035 Fund3
     RiverSource Retirement Plus 2040 Fund3
     RiverSource Retirement Plus 2045 Fund3
RIVERSOURCE SECTOR SERIES, INC.
     RiverSource Dividend Opportunity Fund
     RiverSource Real Estate Fund
RIVERSOURCE SELECTED SERIES, INC.
     RiverSource Precious Metals Fund
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
     RiverSource Strategic Allocation Fund2
RIVERSOURCE STRATEGY SERIES, INC.
      RiverSource Equity Value Fund
      RiverSource Small Cap Advantage Fund
      RiverSource Small Cap Growth Fund

FIXED INCOME FUNDS
------------------
RIVERSOURCE BOND SERIES, INC.
     RiverSource Core Bond Fund
     RiverSource Floating Rate Fund
     RiverSource Income Opportunities Fund
     RiverSource Inflated Protected Securities Fund
     RiverSource Limited Duration Bond Fund
RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
     RiverSource California Tax-Exempt Fund2, 4
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
     RiverSource Diversified Bond Fund
RIVERSOURCE GLOBAL SERIES, INC.
     RiverSource Emerging Markets Bond Fund
     RiverSource Global Bond Fund
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
    RiverSource Short Duration U.S. Government Fund
    RiverSource U.S. Government Mortgage Fund
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
     RiverSource High Yield Bond Fund
RIVERSOURCE INCOME SERIES, INC.
     RiverSource Income Builder Basic Income Fund
     RiverSource Income Builder Moderate Income Fund
     RiverSource Income Builder Enhanced Income Fund
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
     RiverSource Portfolio Builder Conservative Fund2
     RiverSource Portfolio Builder Moderate Conservative Fund2
RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
    RiverSource Massachusetts Tax-Exempt Fund2, 4
     RiverSource Michigan Tax-Exempt Fund2, 4
     RiverSource Minnesota Tax-Exempt Fund2, 4
     RiverSource New York Tax-Exempt Fund2, 4
     RiverSource Ohio Tax-Exempt Fund2, 4
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
    RiverSource Tax-Exempt High Income Fund2
RIVERSOURCE TAX-EXEMPT SERIES, INC.
     RiverSource Intermediate Tax-Exempt Fund2
     RiverSource Tax-Exempt Bond Fund2

MONEY MARKET FUNDS
RIVERSOURCE MONEY MARKET SERIES, INC.
     RiverSource Cash Management Fund
RIVERSOURCE TAX-EXEMPT MONEY MARKET SERIES, INC.
     RiverSource Tax-Exempt Money Market Fund5



-----------------------------------------
1 This Fund does not offer Class C shares.
2 This Fund does not offer Class I shares.
3 This Fund only offers Class A and Class Y shares.
4 This Fund does not offer Class Y shares.
5 This Fund does not offer different classes of shares. The fees for this Fund are equal to that for Class A shares.




SCHEDULE II

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                           FUNDS WITH CLASSES D AND E
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RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
    RiverSource S&P 500 Index Fund